                                                                       EXHIBIT 1

                                    SAMARNAN
                             INVESTMENT CORPORATION

                              ANNUAL REPORT TO THE
                SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2003

                         SAMARNAN INVESTMENT CORPORATION
                                       P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

                         SAMARNAN INVESTMENT CORPORATION

DIRECTORS AND OFFICERS COMPENSATION

During the six months ended December 31, 2003, the Company paid to its directors as regular compensation $3,600 ($300 per meeting attended) and $5,900 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm's accounting services. No other fees or compensation were paid by the Company to any director or officer of the Company or their affiliates during such six month period.

PURCHASE AND SALES OF INVESTMENT SECURITIES

The Company's purchases of investment securities for its portfolio, other than short-term investments, during the six months ended December 31, 2003, totaled $2,502,279, and sales of its securities, excluding short-term investments, during such period totaled $2,735,448.

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Company's Shareholders will be held April 27, 2004, at 11:00 AM, in the Verona Room of the Holiday Inn Fort Worth South Conference Center, 100 Alta Mesa East Boulevard (Alta Mesa at Interstate Highway 35W South), Fort Worth, Texas.

SHAREHOLDERS REPORTS

Copies of the Company's Annual Report to Shareholders and its Mid-Year Report to Shareholders may be obtained upon written request to the Company's Secretary addressed to P.O. Box 134, Cleburne, Texas 76033-0134.

                         SAMARNAN INVESTMENT CORPORATION
                             Statement of Operations
                          Year Ended December 31, 2003

Investment income:
    Dividends                                                                      $   214,405
    Interest                                                                           593,319
                                                                                   -----------
        Total income                                                                   807,724
                                                                                   -----------
Expenses:
    Investment advisory fee                                                             81,421
    Legal and professional fees                                                         37,080
    Audit fees                                                                          14,000
    Directors fees                                                                       7,500
    Custodian expense                                                                   12,000
    Administrative fees                                                                 14,395
    Office and printing supplies                                                         3,625
    Franchise tax                                                                        1,187
                                                                                   -----------
        Total expenses                                                                 171,208
                                                                                   -----------
        Net investment income                                                          636,516
                                                                                   -----------
Realized and unrealized gain (loss) on investments:
    Realized gain from securities transactions - excluding short-term securities:
        Proceeds from sales                                                          4,583,513
        Cost of securities sold, net of amortization of bond premiums                4,362,448
                                                                                   -----------
        Net realized gain                                                              221,065
                                                                                   -----------
    Unrealized appreciation (depreciation) of investments:
        Beginning of period                                                            705,640
        End of period                                                                2,247,803
                                                                                   -----------
        Increase in unrealized appreciation on investments                           1,542,163
            Net realized and unrealized gain on investments                          1,763,228

        Increase in net assets from operations                                     $ 2,399,744
                                                                                   ===========
Total expenses as a percentage of total investment income                                21.20%
                                                                                   ===========

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Assets and Liabilities
                                December 31, 2003

Assets:
   Investments in securities at fair value (identified cost $16,785,647)   $  19,033,450
   Cash                                                                          185,117
   Accrued dividends receivable                                                   14,639
   Accrued interest receivable                                                   150,753
                                                                           -------------
   Total assets                                                               19,383,959
                                                                           -------------
Liabilities:
   Accounts payable                                                               26,054
   Investments purchased                                                          97,497
                                                                           -------------
   Total liabilities                                                             123,551
                                                                           -------------
   Net Assets                                                              $  19,260,408
                                                                           =============
Analysis of net assets:
   Capital shares - authorized 2,000,000 shares of $1 par value;
        outstanding 1,201,768 shares                                       $   1,201,768
   Accumulated distributions of $1,154,071 in excess
       of net realized gains of $392,355                                        (761,716)
   Unrealized appreciation of investments                                      2,247,803
   Undistributed net investment income                                           766,244
   Retained earnings at April 29, 1978, commencement of operations
       as an investment company                                               15,806,309
                                                                           -------------
   Net assets (equivalent to $16.03 per share based on 1,201,768
       shares of capital stock outstanding)                                $  19,260,408
                                                                           =============

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Changes in Net Assets
                     Years Ended December 31, 2003 and 2002

                                                               2003            2002
                                                           ------------    ------------
Increase (decrease) in net assets from operations:
   Net investment income                                   $    636,516    $    575,208
   Net realized gain (loss) from investment transactions        221,065           5,417
   Increase (decrease) in unrealized appreciation
       of investments                                         1,542,163        (184,506)
                                                           ------------    ------------
Net increase (decrease) in net assets from operations         2,399,744         396,119
                                                           ------------    ------------
Dividends and distributions to shareholders:
   Net investment income                                       (600,882)       (564,832)
                                                           ------------    ------------
Decrease in net assets from dividends and distributions
   to shareholders                                             (600.882)       (564,832)
                                                           ------------    ------------
    Increase (decrease) in net assets                         1,798,862        (168,713)

Net assets:
    Beginning of year                                        17.461.546      17,630,259
                                                           ------------    ------------
    End of year (including undistributed investment
        income of $766,244 and $730,611, respectively)     $ 19,260,408    $ 17,461,546
                                                           ============    ============

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                              Financial Highlights
               For Each of the Years in the Five-Year Period Ended
                                December 31, 2003

                                           2003              2002               2001              2000             1999
                                       -------------     -------------     -------------     -------------     -------------
Per share data
Investment income                      $         .67     $         .60     $         .62     $         .71     $         .75
Expenses                                        (.14)             (.12)             (.14)             (.13)             (.10)
                                       -------------     -------------     -------------     -------------     -------------
   Net investment income                         .53               .48               .48               .58               .65
Net realized and unrealized gains
   (losses) on investments                      1.47              (.15)             (.68)              .54              (.71)
Dividends from net investment income            (.50)             (.47)             (.49)             (.58)             (.67)
Distributions from net realized
   long-term gains on securities                  --                --                --                --                --
                                       -------------     -------------     -------------     -------------     -------------
Net increase (decrease) in
   net asset value                              1.50              (.14)             (.69)              .54              (.73)
Net asset value:
   Beginning of period                         14.53             14.67             15.36             14.82             15.55
                                       -------------     -------------     -------------     -------------     -------------
   End of period                               16.03             14.53     $       14.67     $       15.36     $       14.82
                                       =============     =============     =============     =============     =============
Total return                                    1.38%             2.25%            (1.32)%            7.56%             (.39)
Ratios
Net assets, end of period (000)        $      19,260     $      17,462     $      17,630     $      18,453     $      17,808
Expenses to average net assets                   .95               .83               .93               .87               .70
Investment income from operations
   to average net assets                        4.46              4.08              4.22              4.71              5.03
Portfolio turnover                             25.70             32.00             47.00             54.00             34.00
                                       =============     =============     =============     =============     =============
Average shares outstanding                 1,201,768         1,201,768         1,201,768         1,201,768         1,201,768
                                       =============     =============     =============     =============     =============

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                          Notes to Financial Statements

(1)      Summary of Significant Accounting Policies

         The Company is registered under the Investment Company Act of 1940 as a diversified, closed-end, management investment company. The fund seeks tax free income and preservation of capital through a diversified portfolio of bonds and equity securities. The significant accounting policies followed by the Company are summarized as follows:

         (a)      Securities

                  Investments in securities are carried at fair value. Securities transactions are accounted for on the trade date. The cost of securities sold is based on identifying specific issues delivered against each sale. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis.

                  Fixed-income securities are valued at prices obtained from a pricing service, when such prices are available; however, in circumstances where the investment adviser deems it appropriate to do so, such securities will be valued at the mean quoted bid and asked prices or at prices for securities of comparable maturity, quality and type.

                  Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price. Restricted securities and other securities for which quotations are not readily available are valued at fair value as determined by the board of directors.

         (b)      Dividends and Distributions

                  Dividends and distributions to shareholders are recorded on the ex-dividend date.

         (c)      Bond Premiums and Discounts

                  Bond premiums are amortized to the maturity date of the bond on a straight-line basis. Effective January 1, 2003, the Company adopted the effective interest method in amortizing bond discounts. Previously these discounts were not amortized, but were included as realized gains when the bonds were sold. This change was made to more accurately reflect interest income. The cumulative effect of the adjustment on prior years (1979 to present) is approximately $28,500 which has been recognized as additional current interest income for the year ended December 31,2003.

                         SAMARNAN INVESTMENT CORPORATION
                          Notes to Financial Statements

(1)      Summary of Significant Accounting Policies, continued

         (d)      Accounting Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

(2)      Investment Advisory Contract

         The Company has contracted with Voyageur Asset Management, Inc., a wholly-owned subsidiary of Dain Rauscher Corporation, to provide investment advisory services. Under this contract, the Company is furnished investment, clerical and statistical services regarding its investments in debt securities. The fee for these investment advisory services is based on .27% of the value of the assets in the debt portfolio and is paid on a quarterly basis in arrears.

         The Company has also contracted with Westwood Management Corp. to provide investment advisory services. Under this contract, the Company is furnished investment, supervisory and clerical services regarding its investment in equity securities. The fee for these investment advisory services is based on 0.75% of the value of the assets in the equity portfolio and is paid on a quarterly basis in arrears.

(3)      Federal Income Taxes

         No provision has been made for Federal income taxes since it is the plan of the Company to distribute substantially all of its investment income, including the net realized gains on investments, and to qualify as a "regulated investment company" under the applicable sections of the Internal Revenue Code.

(4)      Securities Transactions

         In 2003, cost of purchases and proceeds from sales or maturities of securities, other than short-term securities, amounted to $4,362,448 and $4,583,513, respectively.

         There were no differences between the cost bases of securities for Federal income tax and financial statement purposes. The aggregate unrealized appreciation and depreciation for all securities as of December 31, 2003 were $2,253,577 and $5,775, respectively.

                         SAMARNAN INVESTMENT CORPORATION
                          Notes to Financial Statements

(5)      Dividends and Distributions to Shareholders

         Distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

         Cash dividends paid during the years ended December 31, 2003 and 2002 amount to $.50 and $.47 per share, respectively.

         Cash dividends of $.15 per share from the balance of undistributed net investment income were declared by the Company's Board of Directors on January 20, 2004, payable to shareholders of record February 10, 2004.

(6)      Concentrations of Credit Risk

         At various other times during the year, the Company had cash balances in excess of federally insured limits of $ 100,000.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2003

                                                           Principal
                                                             Amount         Fair
                                                           or Shares        Value
                                                           ---------      ---------
Common Stocks -38.58%
   Materials and Processing
       Dupont (E.I.) DE Nemours & Co. - 2.51 %                3,400       $ 156,026
       Alcoa, Inc.                                            4,700         178,600
       Rayonier, Inc.                                         3,459         143,597
   Aerospace -3.98%
       Boeing Company                                         3,800         160,132
       Goodrich Corporation                                   7,400         219,706
       Rockwell Collins, Inc.                                 6,600         198,198
       United Technologies, Corp.                             1,900         180,063
   Consumer Discretionary- 2.50%
       Radio One Inc. CLD                                     9,300         179,490
       Univision Communications Inc. C1 A                     3,900         154,791
       Polo Ralph Lauren Corp                                 4,900         141,120
   Consumer Staples - 2.40%
       Conagra, Inc.                                          5,900         155,701
       Dean Foods Co.                                         4,600         151,202
       Procter & Gamble Co.                                   1,500         149,820
   Health Care -1.79%
       Pfizer Inc                                             4,600         162,518
       Bard C R Inc.                                          2,200         178,750
   Other Energy- 3.68%
       Nabors Industries Ltd Shs                              3,800         157,700
       Apache Corporation                                     3,003         243,543
       XTO Energy, Inc.                                       7,133         201,864
       Kerr-McGee, Corp                                       2,100          97,629
   Integrated Oils - .78%
       Exxon Mobil Corp                                       3,600         147,600
   Financial Services -6.51%
       Bank One Corp                                          3,400         155,006
        First Term Natl Corp                                  3,300         145,530
        M & T BK Corp                                         1,500         147,450
        American Express                                      3,300         159,159
        Citigroup, Inc.                                       3,299         160,133
        Prudential Financial, Inc.                            4,000         167,080
        Eaton Vance Corp.                                     4,100         150,224
        W.P. Stewart & Co.                                    7,200         155,016
    Technology- 3.36%
        Apple Computer, Inc.                                  7,300         156,001

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2003

                                                           Principal
                                                             Amount         Fair
                                                           or Shares        Value
                                                           ---------      ---------
Common Stocks -38.58%, continued
   Technology- 3.36%, continued
       Hewlett-Packard Co                                      7,465        171,471
       International Business Machines                         1,600        148,288
       Harris Corp                                             4,300        163,185
   Utilities - 2.95%
       Hawaiian Electric                                       3,100        146,847
       Progress Energy, Inc.                                   3,306        149,630
       Bellsouth Corp                                          4,000        113,200
       Philadelphia Suburban Corp                              6,900        152,490
   Auto & Transportation - .95%
       General Motors Corp                                     3,400        181,560
   Multi-Sector Companies - .78%
       General Electric Co                                     4,800        148,704
   Real Estate Investment Trust - 4.77%
       Apartment Investment & Management Co                    1,800         62,100
       Archstone-Smith Trust                                   2,600         72,748
       Equity Residential Pptys TR Sh Ben Int                  3,800        112,138
       Simon Property Group, Inc.                              2,000         92,680
       Kimco Realty Corp                                       2,200         98,450
       Health Care Property Investors, Inc.                    1,500         76,200
       Prologis TR Sh Ben Int                                  2,500         80,225
       Boston Properties Inc.                                  2,900        139,751
       Equity Office Properties Trust                          2,600         74,490
       Vomado Realty TR Sh Ben Int                             1,800         98,550
   Mutual Fund Brazos Microcap - 1.62%                        16,024        307,501
                                                                          ---------
       Total Common Stocks (cost $5,790,142)                              7,343,857
Preferred Stock -3.20%
   Financial Services
       Federal National Mtg Assn Pfd 5.375% Series 1           2,900        147,523
        SLM Corp 6.97% PFD                                     2,700        150,525
       J P Morgan Chase Cap XI PFDK 5.875% Series              6,200        151,652
   Utilities
       Alabama Power Co. PFD Cl A                              6,000        159,600
                                                                          ---------
       Total Preferred Stock (cost $596,632)                                609,300

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2003

                                                           Principal
                                                             Amount        Fair
                                                           or Shares       Value
                                                           ---------      --------
Convertible Preferred Stock - .89%
   Office Equipment
       Xerox Corp 6.25%                                        1,300       168,675
                                                                          --------
       Total Convertible Preferred Stock (cost $140,425)                   168,675
Municipal Bonds - 57.33%
   ALABAMA -2.87%
       Alabama Priv CLG & Univ. Tuskegee
            5.500% due 09/01/07                              500,000       546,120
    ALASKA -2.17%
        Alaska State Housing Finance Corp.
            5.900% due 12/01/04                              400,000       413,276
    COLORADO -2.67%
        Colorado Ed. & Cultural
            5.250% due 04/01/11                              130,000       138,271
        Colorado Ed. & Cultural
            5.750% due 06/01/16                              100,000       101,611
        Colorado Ed. & Cultural
            6.875% due 12/15/20                              250,000       268,070
    FLORIDA -9.05%
        North Miami Health Fac. Rev. Catholic
            5.300% due 08/15/06                              200,000       218,318
        North Miami Health Fac. Rev. Catholic
            5.400% due 08/15/07                              375,000       413,906
        Volusia City Health Fac.
            6.000% due 06/01/12                              600,000       642,558
        Florida Housing
            6.000% due 10/01/19                              430,000       447,200
    GEORGIA -3.15%
        Summerville, GA
            4.50% due 01/01/05                               150,000       152,565
        Summerville, GA Pub
            5.000% due 01/01/11                               75,000        80,430
        Fairburn Combined Utilities GA
            5.375% due 10/01/13                              250,000       269,328
        Vadosta & Lowndee Cty Hosp.
            5.500% due 10/01/14                               85,000        97,044

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2003

                                                           Principal
                                                             Amount        Fair
                                                           or Shares       Value
                                                           ---------      -------
Municipal Bonds - 57.33%, continued
    ILLINOIS - 9.37%
        Chicago, IL Waste Water Rev.
            5.400% due 01/01/06                             500,000       536,485
       Illinois Health Fac. Auth.
            6.000% due 02/15/11                             500,000       535,190
       Illinois Health Fac. Covenent Ret Com
            5.125% due 12/01/15                             250,000       253,425
       Illinois Dev Fin Auth
            5.700% due 07/01/12                             190,000       193,363
       Maywood, IL
            5.500% due 01/01/16                             250,000       265,455
    INDIANA -.83%
       Indiana St. Edl Facs
            5.400% due 10/01/13                             150,000       158,575
    KENTUCKY - .59%
       Kentucky Infrastructure
            5.000% due 08/01/09                             100,000       111,764
    LOUISIANA -3.82%
       Louisiana Housing
            6.000% due 09/01/15                             670,000       726,957
    MINNESOTA -3.91%
       Goodhue Cnty MN EDA Lease
            5.600% due 02/01/09                             285,000       304,192
       Minnesota St.
            5.000% due 09/15/18                             180,000       180,000
       Marshall MN Med.
            5.450% due 11/01/18                             250,000       260,562
    MISSOURI -1.14%
       Missouri Health and Ed Fac
            5.500% due 02/01/09                             200,000       216,432
    NEVADA -4.50%
       Clark County, NV Sch. Dist. A
            5.500% due 06/15/07                             800,000       856,160
    NEW HAMPSHIRE - 1.63%
       New Hampshire Higher Edl & Health
            5.375% due 01/01/15                             275,000       309,309

                 See accompanying notes to financial statements.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                December 31, 2003

                                                           Principal
                                                             Amount         Fair
                                                           or Shares        Value
                                                           ---------    ------------
Municipal Bonds - 57.33%
   NORTH DAKOTA - 1.89%
       North Dakota St. Bldg. Auth.
           5.250% due 12/01/13                               330,000         360,525
   PENNSYLVANIA -4.19%
       Montgomery County PA IDA
           5.625% due 11/15/12                               500,000         528,130
       Latrobe IDA St. Vincent
           5.375% due 05/01/13                               250,000         270,000
   SOUTH DAKOTA - .92%
       South Dakota St. Health
           4.500% due 04/01/02                               175,000         174,412
   TEXAS -1.17%
       Bexar Cnty, TX Hsg. Fin. Corp.
           5.625% due 12/01/11                               210,000         223,545
   WISCONSIN -3.46%
       Wisconsin Health & Ed. Sinai
           5.500% due 08/15/08                               600,000         658,440
                                                                        ------------
           Total Municipal bonds (cost $10,258,448)                       10,911,618
                                                                        ------------
           Total- 100% (cost $16,785,647)                               $ 19,033,450
                                                                        ============

                 See accompanying notes to financial statements.

                                [CF & Co. LOGO]             Kevin J. Harris, CPA
J. King Bourlmd, CPA            CF & Co., L.L.P.          Bret M. Robertson, CPA
Jeffrery L.Cheshier,CPA   CERTIFIED PUBLIC ACCOUNTANTS  Jack W. Savage, Jr., CPA
J. Thomas Connor, CPA           & CONSULTANTS               Jack D. Sprawls, CPA

                          INDEPENDENT AUDITORS' REPORT

         The Board of Directors and Shareholders
         Samarnan Investment Corporation

         We have audited the accompanying statement of assets and liabilities of Samarnan Investment Corporation, including the schedule of investments in securities, as of December 31, 2003, and the related statement of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Samarnan Investment Corporation as of December 31, 2003, the results of its operations for the year then ended, the changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

                                          /S/ CF & Co., L.L.P.
                                          CF & Co., L.L.P.

         Dallas, Texas
         January 30, 2004


       14175 Proton Road - Dallas, Texas 75244-3692 - Phone: 972-387-4300
               - 800-834-8586 - Fax 972-960-2810 - www.cfllp.com

   MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS - SEC
                           PRACTICE SECTION OF AICPA

                         SAMARNAN INVESTMENT CORPORATION
        P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651/ TEL: 817.645-2108
    FAX: 817.641-7884 / EMAIL: SAMARNAN@AOL.COM / INTERNET: WWW.SAMARNAN.COM
                                                            (UNDER CONSTRUCTION)

BOARD OF DIRECTORS
         Nancy Walls Devaney
         Joe Monteleone
         Martha Walls Murdoch
         Steve Sikes
         Roland Walden
         Sam Walls
         Tommy Yater

OFFICERS
         Sam Walls, President and CEO
         Nancy Devaney, Vice President
         Jerry Wheatley, Secretary/Treasurer

CUSTODIAN
         Westwood Trust
         300 Crescent Court, Suite 1300
         Dallas, Texas 75201

Registered shareholders (shares held in your name) with questions regarding your account such as change of name or address or lost certificates should contact our transfer agent as shown at the right.

LEGAL COUNSEL
         Richard S. Whitesell, Jr.
         4211 Arcady Avenue
         Dallas, Texas 75205

INDEPENDENT AUDITORS
         CF & Co., L.L.P..
         14175 Proton Road
         Dallas, Texas 75244

INVESTMENT ADVISORS
         Voyageur Asset Management Inc.
         Suite 4300
         90 South Seventh Street,
         Minneapolis, Minnesota 55402

         Westwood Management Corp.
         300 Crescent Court, Suite 1300
         Dallas, Texas 75201

REGISTRAR AND TRANSFER AGENT
         Securities Transfer Corporation
         2591 Dallas Parkway, Suite 102
         Frisco, TX 75034
         Telephone: 469.633-0101
         Fax: 469.633-0088
         http://www.stctransfer.com

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SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end investment management company.